EXHIBIT 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P ,  I N C .

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP ANNOUNCES STOCK REPURCHASE PLAN

Sets dates for 2008 Shareholder Meeting

LEBANON, Tenn. – August 1, 2008 – CBRL Group, Inc. (“the Company”) (Nasdaq: CBRL) today announced that its Board of Directors had authorized the repurchase of up to $65 million of the Company’s common stock to be made from time to time through open market transactions at management’s discretion.

The Company also announced that it would hold its annual shareholders’ meeting at the Company’s headquarters in Lebanon, Tennessee on November 25, 2008.  Shareholders of record at the close of business on September 29, 2008 will be entitled to notice of and to vote at the annual meeting.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 577 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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